Exhibit 99.1

DIAMONDCLUSTER INTERNATIONAL REPORTS FIRST QUARTER
FISCAL YEAR 2005 RESULTS

Strong Growth in North America Drives 32% Year-over-Year Net Revenue Increase

CHICAGO, July 29, 2004—DiamondCluster International, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its first quarter of fiscal year 2005 (ended June 30, 2004).

Net revenue (revenue before reimbursable expenses) for the first quarter was $44.9 million, compared with $34.0 million for the first quarter of fiscal year 2004 and $43.0 million for the prior quarter. The Company reported net income of $3.4 million or $0.10 per diluted share for the first quarter of fiscal year 2005, compared with a loss of ($10.1) million or a loss of ($0.31) per diluted share for the first quarter of fiscal year 2004 and net income of $3.2 million or $0.09 per diluted share for the prior quarter. The Company ended the first quarter of fiscal year 2005 with a cash balance of $72.7 million.

“Our strong performance in the June quarter was the result of continued improving demand in North America,” said Mel Bergstein, chairman and CEO of DiamondCluster International. “Companies continue to look to us to help them grow their business, improve productivity, and comply with new regulations.”

DiamondCluster served 79 clients in the first quarter of fiscal year 2005, up from 66 in the year-ago period. The company added 23 new clients in the quarter. North American clients represented 61% of net revenue in the first quarter of fiscal year 2005.

As of June 30, 2004, DiamondCluster had 487 client-serving professionals, compared with 481 at June 30, 2003. Annualized revenue per professional was $371 thousand in the first quarter of fiscal year 2005, up from $367 thousand in the prior quarter and up from $267 thousand in the year-ago period.

“We are returning to the practice of giving fiscal year, as well as quarterly guidance, reflecting our improved confidence in the business.” said Bergstein. “We are expecting the September quarter to be another strong quarter, driven primarily by demand in North America. We are expecting net revenue for the September quarter to be in the range of $46 million to $48 million and earnings to be $0.11 to $0.12 per diluted share. For the full fiscal year (ending March 31, 2005), we are expecting net revenue in the range of $189 million to $198 million, in line with our 25% annual net revenue growth target, and earnings of $0.46 to $0.50 per diluted share.”

About DiamondCluster International

DiamondCluster International (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, DiamondCluster works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. DiamondCluster is headquartered in Chicago, with offices across Europe, North America, and South America. To learn more, visit www.diamondcluster.com.

Conference Call

Management from DiamondCluster International will host a conference call today, July 29, 2004 at 8:00 am CT to discuss the results of the quarter. The call will be broadcast live and archived on DiamondCluster’s web site at www.diamondcluster.com.

Forward-Looking Statement

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to maintain its pricing and utilization rates and control its costs, the sustainability of the economic recovery in the U.S. and Northern European markets, recruitment and retention of personnel, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC, including the Form 10-K for the fiscal year ended March 31, 2004.

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DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended June 30,
	2004	2003
	(Unaudited)	(Unaudited)
REVENUE:
Net revenue	$44,865	$34,030
Reimbursable expenses	6,686	5,187

Total revenue	51,551	39,217
OPERATING EXPENSES:
Project personnel costs before reimbursable expenses	27,766	23,013
Reimbursable expenses	6,686	5,187

Total project personnel expenses	34,452	28,200
Professional development and recruiting	1,312	709
Marketing and sales	786	523
Management and administrative support	8,195	9,475
Stock-based compensation	3,521	6,021
Restructuring charge	—	4,233

Total operating expenses	48,266	49,161

INCOME (LOSS) FROM OPERATIONS	3,285	(9,944)
OTHER INCOME, NET	315	402

INCOME (LOSS) BEFORE INCOME TAXES	3,600	(9,542)
INCOME TAX EXPENSE	159	511

NET INCOME (LOSS)	$3,441	$(10,053)

BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK	$0.10	$(0.31)

DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK	$0.10	$(0.31)

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE	33,385	32,046
SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE	35,299	32,046

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2004	2004
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,701	$81,304
Accounts receivable, net of allowance of $1,421 and $1,650 as of June 30, 2004 and March 31, 2004, respectively	29,085	23,219
Income taxes receivable	349	569
Prepaid expenses	6,748	10,373

Total current assets	108,883	115,465
Computers, equipment, leasehold improvements and software, net	5,897	6,473
Other assets	686	729

Total assets	$115,466	$122,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,974$	$6,250
Restructuring accrual, current portion	3,347	3,528
Accrued expenses and other	17,786	26,102

Total current liabilities	26,107	35,880
Restructuring accrual, less current portion	5,200	6,000

Total liabilities	31,307	41,880
Stockholders’ equity:
Common stock, 34,354 shares outstanding as of June 30, 2004 and 34,347 shares outstanding as of March 31, 2004	563,066	563,585
Unearned compensation	(5,289)	(6,324)
Accumulated other comprehensive income	2,273	2,858
Accumulated deficit	(475,891)	(479,332)

Total stockholders’ equity	84,159	80,787

Total liabilities and stockholders’ equity	$115,466	$122,667

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months
	Ended June 30,
	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$3,441	$(10,053)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Restructuring charge	—	4,233
Depreciation and amortization	875	1,219
Write-down of net book value of property, plant, and equipment	16	163
Stock-based compensation	3,521	6,021
Tax benefits from employee stock plans	42	133
Changes in assets and liabilities:
Accounts receivable	(6,055)	(6,636)
Prepaid expenses and other	3,576	(508)
Accounts payable	(1,216)	1,051
Restructuring accrual	(982)	(2,961)
Other assets and liabilities	(8,440)	(3,521)

Net cash used in operating activities	(5,222)	(10,859)

Cash flows from investing activities:
Capital expenditures, net	(345)	(55)
Other assets	54	416

Net cash provided by (used in) investing activities	(291)	361

Cash flows from financing activities:
Common stock issued, net	678	2,660
Purchase of treasury stock	(3,725)	—

Net cash provided by (used in) financing activities	(3,047)	2,660

Effect of exchange rate changes on cash	(43)	147

Net decrease in cash and cash equivalents	(8,603)	(7,691)
Cash and cash equivalents at beginning of period	81,304	75,328

Cash and cash equivalents at end of period	$72,701	$67,637